UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EXACT SCIENCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXACT SCIENCES CORPORATION
100 Campus Drive
Marlborough, Massachusetts 01752

SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
July 20, 2007
Adjourned to August 10, 2007

July 26, 2007

On or about May 30, 2007 we mailed to you a definitive proxy statement dated April 27, 2007, relating to our annual meeting of stockholders scheduled for July 20, 2007 to consider, among other things, a proposal to elect two Class I Directors for three-year terms. On July 20, 2007 we convened the annual meeting for the sole purpose of adjourning it to distribute this supplement regarding the status of Don M. Hardison, our former Director, President and Chief Executive Officer. We intend to reconvene the annual meeting at 10:00 a.m., local time, on Friday, August 10, 2007, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

Effective July 18, 2007, Don M. Hardison resigned as our Director, President and Chief Executive Officer. Until his resignation, Mr. Hardison was scheduled to be on the ballot for election as a Class I Director at the annual meeting. In connection with his resignation, Mr. Hardison has removed his name from consideration as a Class I Director candidate for election at the annual meeting. In addition, our Board of Directors has removed Mr. Hardison as an attorney-in-fact for voting proxies at the annual meeting, and has instead appointed Jeffrey R. Luber, our President, as sole attorney-in-fact for voting proxies at the annual meeting. All properly executed proxies returned in time to be counted at the meeting will be voted by Mr. Luber at the meeting. Where a choice has been specified on the proxy, the shares represented by the proxy will be voted in accordance with the specifications. Notwithstanding the foregoing, as a result of Mr. Hardison’s resignation, all proxies submitted in connection with this mailing or previously submitted with respect to the election of Mr. Hardison as a Class I Director will not be voted with respect to the election of Mr. Hardison, but will be voted with respect to all other matters in accordance with the foregoing. With respect to the election of directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee’s name in the space provided on the proxy. Where a proxy is properly signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR the proposals.

The record date for the annual meeting has not changed and did not change when the meeting was adjourned on July 20, 2007 to August 10, 2007. The record date will remain May 22, 2007. This means that only stockholders of record of our common stock at the close of business on May 22, 2007 are entitled to vote at the annual meeting.

Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you have already delivered a properly executed proxy card, you do not need to do anything unless you wish to revoke or change your vote. If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

By Order of the Board of Directors,

Jeffrey R. Luber
President

EXACT Sciences Corporation
Proxy for Annual Meeting of Stockholders
July 20, 2007

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey R. Luber proxy with full power of substitution to vote all shares of stock of EXACT Sciences Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EXACT Sciences Corporation to be held on Friday, July 20, 2007, as adjourned to August 10, 2007, at 10:00 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 27, 2007, a copy of which has been received by the undersigned.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒               Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

1.                  To elect two members to the board of directors to serve for three-year terms as Class I Directors, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board recommends a vote FOR all nominees.

NOMINEES:   Don M. Hardison, Connie Mack, III

For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

2.                  To ratify the selection of the firm of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2007. The Board recommends a vote FOR this proposal number 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.                  To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Signature of Stockholder

Date:	, 2007

Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting.   ☐   YES   ☐   NO